PROMISSORY NOTE

US$1,000,000                                      Tulsa, Oklahoma
                                               September 12, 1996

     FOR VALUE RECEIVED, the undersigned, Florida Gaming Corporation ("Maker"), promises to pay to the order of Bank of Oklahoma, National Association ("Payee") at Tulsa, Oklahoma, or at such other place as may be designated in writing by the holder of this Note, the principal sum of One Million United States Dollars (US$1,000,000) without interest.

     The Maker of this Note shall have no personal liability to pay principal due under this Note except to the extent of an undivided fifty percent (50%)of all collections (as hereafter defined) in excess of the Twelve Million United States Dollars (US$12,000,000) in respect of the WJA Notes (as defined in that certain Note Purchase Agreement between the Maker, Payee, and BOK DPC Asset Holding Corporation dated July, 3, 1996 ("Note Purchase Agreement").

     Collections as used herein means the total of all (i) all cash payments received by the Maker in respect of the WJA Notes, (ii) all proceeds of sale of the WJA Collateral to the extent such WJA Collateral is sold to any person or entity unaffiliated with the Maker, and (iii) all net cash flow (as hereafter defined) from the use of such WJA Collateral to the extent the WJA Collateral is not sold to a person or entity unaffiliated with the Maker.

     New Cash Flow as used herein means Gross Receipts (as hereafter defined) less Total Expenses (as hereafter defined). Net Cash Flow shall be determined quarterly as of the end of each calendar quarter. Maker shall calculate Net Cash Flow, deliver the calculation of Net Cash Flow to the holder of this Note, and make payment of the Net Cash Flow to the holder of this Note in accordance with such determination within ten business days following the last calendar day of the calendar quarter in respect of which the payment is due. In calculating Net Cash Flow in any quarter any excess of Total Expenses over Gross Receipts as calculated in a prior quarter shall be carried forward, but shall not be carried backward.

     Gross Receipts means all receipts in respect of the WJA Collateral determined on a cash basis of accounting and shall include, but not be limited to, (i) all admission charges, gaming receipts, and sales of goods or services of whatsoever nature without limitation at or in respect of the WJA Collateral or any part thereof, (ii) all rents, rentals and other payments of whatsoever nature for use of the WJA Collateral or any part thereof, (iii) all payments received in respect of the lease, sale or other disposition of whatsoever nature, whether similar or dissimilar, of the Property or any part thereof or interest therein, (iv) proceeds of insurance, condemnation awards, damage awards, or other payments of whatsoever nature in respect of the WJA Collateral or any part thereof or interest therein, (iv) loan proceeds of any mortgage placed on the WJA Collateral by the Maker excluding the Note given by Maker to Payee in the amount of $6,000,000 dated September 12, 1996, (v) all proceeds of sale of the WJA Collateral if sold by Maker to a person or entity unaffiliated with Maker after a period of use by Maker.

     Total Expenses means all costs and expenses (whether in respect of an expensed or capitalized item) incurred after the date of this Note determined on a cash basis of accounting directly incurred in owning, developing, operating, leasing, or selling the WJA Collateral or using the WJA Collateral including (i) real property, excise, franchise and license taxes, (ii) property, casualty, liability or other insurance of any nature, (iii) utilities and maintenance, (iv) costs of construction or other capital improvements, (v) legal, accounting and other professional services, and (vi) interest and other financing costs in respect of any cost or expense otherwise attributable to the WJA Collateral or any part thereof or interest therein (but only to the extent incurred in respect of a cost or expense incurred after the date of this Note and specifically excluding any such interest or financing cost incurred in connection with the acquisition of the WJA Note and WJA Collateral by the Maker but specifically including interest on the Note given by Maker to Payee in the amount of $6,000,000 dated September 12, 1996). The foregoing to the contrary notwithstanding, no general, overhead, administrative, or like expense of Maker or federal or state income taxes shall be deducted as an item of Total Expense.

     All payment of principal due under this Note shall be made not later than the close of business on the tenth business day following the date of receipt of a Collection by Maker. Maker shall receive and hold each Collection received by Maker in trust until the payment of the principal due under this Note in respect of such Collection is made in good funds to the holder of this Note.

     While any default exists in the making of any of the payments herein provided to be made the entire unpaid principal balance hereof shall bear interest from the date of such default until paid at the rate of eighteen percent (18%) per annum. Upon default in any payment due hereunder forthwith, without demand, notice of nonpayment, presentment, protest, notice of dishonor, or notice of any kind or nature, all of which are expressly waived by the Maker hereof and all endorsers, sureties, guarantors hereof, and all other persons who may be come liable for all or part of this obligation, such payment shall be due and owning.

     If and as often as this Note is placed in the hands of an attorney for collection, for any reason, or if collected by legal proceedings or through the probate or bankruptcy courts, or other legal proceedings the Maker hereof agrees to pay to the holder hereof a reasonable attorney's fee, together with all court costs and other expenses paid by such holder, which shall be collected as part of the principal hereof.

     The Maker expressly agrees to remain and continue bound for the payment of this Note notwithstanding the extension or extensions of the time of, or for the payment of, said Note, and waives all and every kind of notice of such extension or extensions, change or changes and agrees that the same may be made without the joinder of the Maker.

     All makers, endorsers, sureties, and guarantors hereof, as well as all persons to become liable on this Note, hereby jointly and severally waive demand or presentment for the payment of this Note, notice of non-payment, protest, notice of protest, suit, diligence, or any other notice or defense on account of the extension of time of payment or change in the method of payment of this Note and do hereby consent to any and all renewals and extensions of the time of payment hereof.

     All payments on this Note shall be timely made in accordance with the records of the holder of this Note without deduction, off-set, challenge of the records, or counterclaim. The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note, which records may be challenged only in the event payment has been made in accordance with such records as required in the immediately preceding sentence.

     This Note is to be governed by and construed in accordance with the laws of the State of Oklahoma. This Note is made and is performable in Tulsa County, Oklahoma, and the Maker and each guarantor, endorser, and other party ever liable for the payment of any sums of money payable on this Note, waive the right to be sued hereon elsewhere.

     This Note may not be terminated orally, but only a discharge in writing and signed by the party who is the owner and holder of this Note at the time enforcement of any discharge is sought.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note this 12 day of September, 1996 at Tulsa,
Oklahoma.

                              Florida Gaming Corporation


                              By  /s/ W. B. Collett

                              its  Chairman and CEO

                              ________________________________
                                   (Print Name of Signer)

                                        ("Maker")